Exhibit 99.1

Nabors Announces Second Quarter 2022 Results

HAMILTON, Bermuda, August 3, 2022 /PRNewswire/ -- Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today reported second quarter 2022 operating revenues of $631 million, an increase of approximately 11%, compared to operating revenues of $569 million in the first quarter of 2022. The net loss from continuing operations attributable to Nabors shareholders for the quarter was $83 million, or $9.41 per share. This compares to a loss of $184 million, or $22.51 per share, in the first quarter. The second quarter results included a non-cash charge of $22 million, or $2.42 per share, related to mark-to-market treatment of Nabors’ warrants, while the first quarter included a non-cash charge for the warrants of $72 million, or $8.63 per share. Second quarter adjusted EBITDA was $158 million, a 21% increase, compared to $131 million in the previous quarter.

Anthony G. Petrello, Nabors Chairman, CEO and President, commented, “All of our operating segments contributed to the strong adjusted EBITDA growth in the second quarter. Results in U.S. Drilling reflect improved performance in the Lower 48 market, where our daily adjusted gross margin continued to grow on higher average pricing for the fleet. Daily margin and EBITDA also improved in our international markets. In Rig Technologies, sequential revenue growth of 23% helped drive that segment’s EBITDA increase.

“In the Lower 48 market, our daily margin reflects the strong pricing momentum and our success in capturing these higher rates. Our average daily revenue of $25,566 represents an increase of more than $2,500 versus the prior quarter. Leading-edge day rates remain at least $8,000 higher than the second quarter’s average dayrates, and continued to increase in July.

“Growth in Lower 48 oilfield activity remains robust. The industry drilling rig count in this market grew 13% in the second quarter, and recently totaled more than 700. The commodity price environment remains supportive of additional increases in this activity, and most of our largest U.S. customers indicate they will add rigs by the end of the year. In addition, several of our larger customers have initiated discussions on further rig additions for 2023 and for longer contract term. We expect to reach 100% utilization in our high specification rigs relatively early next year and we anticipate a significantly tighter Lower 48 market for the industry.

“In our key International markets, tendering activity for additional rigs has increased. We remain optimistic for awards resulting in growth in these geographies. Already in the third quarter, our rig count in Saudi Arabia has increased, due to the deployment of the first newbuild rig in our SANAD joint venture with Saudi Aramco and we expect additional rig awards and deployments in Latin America within the next few months.”

Consolidated and Segment Results

The U.S. Drilling segment reported $87.4 million in adjusted EBITDA for the second quarter of 2022, an 18% increase from the prior quarter. Nabors’ average Lower 48 rig count, at 89.3, increased by nearly six rigs. Daily adjusted gross margin in the Lower 48 market averaged $8,706, more than 13% higher than the prior quarter.

International Drilling adjusted EBITDA totaled $82.4 million, a 16% increase from the prior quarter. Improved performance in Saudi Arabia and Latin America led the growth. The International rig count averaged 74.3 rigs, up more than two rigs from the prior quarter. Daily adjusted gross margin for the second quarter averaged $14,331, up $1,197 from the prior quarter.

In Drilling Solutions, adjusted EBITDA increased by 14% to $22.8 million, mainly reflecting increasing activity in the U.S. with higher volumes in performance drilling software and managed pressure drilling. Adjusted gross margin as a percentage of revenue in Drilling Solutions reached 52%, a record high since the segment’s inception.

In Rig Technologies, adjusted EBITDA improved by $4.4 million in the second quarter. Revenue increased by 23% sequentially, to $45 million, mainly due to higher aftermarket sales and equipment rentals.

Adjusted Free Cash Flow and Capital Discipline

Adjusted free cash flow totaled $57 million in the second quarter. This result was primarily driven by higher financial results in the business, lower interest payments, and improved days sales outstanding. Capital expenditures for the second quarter totaled $99 million, including $27 million for the SANAD newbuilds.

In the second quarter, net debt was $2,184 million, a $33 million reduction as compared to the first quarter. Free cash flow generated in the quarter drove the improvement in net debt.

William Restrepo, Nabors CFO, stated, “During the second quarter, activity increased across our segments, fueling a significant step up in our financial results. Our adjusted EBITDA as a percentage of revenue increased by 200 basis points to more than 25%. We expect similar improvement in the third quarter. Utilization for our high-spec Lower 48 rigs currently stands at 81%. With the current market tightness, pricing is rising rapidly. Margins are expanding, a trend we expect to continue in coming quarters. The accelerating market and our pricing momentum in the Lower 48, as well as stronger than expected fundamentals in the International segment, have significantly outpaced the estimates embedded in our previous EBITDA outlook for 2022 and 2023. We plan to provide an update for our 2023 expectations once our budget process is finalized.

“We once again made progress reducing our net debt in the second quarter. We expect further material improvement over the balance of 2022. For the full year 2022, we expect to generate adjusted free cash flow well in excess of $100 million. Outstanding debt maturing through 2024 now totals $251 million. At the end of the quarter our cash and short-term investments stood at $418 million, and our $350 million credit facility was undrawn. With our experience in managing liquidity, our demonstrated willingness to access the capital markets well ahead of debt maturities, and the healthy cash generation we are targeting over the next two years, we remain confident in our ability to manage our debt profile and materially improve our leverage.”

Mr. Petrello added, “Once again, we made progress on each of our five keys to excellence:

o	In our Lower 48 business, rig count and financial results continued their upward trends, with excellent prospects for further growth.
o	Financial results in our International segment improved across several major markets, and most recently we deployed the first In-Kingdom newbuild rig in Saudi Arabia.
o	The financial performance of our high-tech Drilling Solutions and Rig Technologies segments strengthened. Market adoption of our innovation portfolio, especially our automation solutions, is accelerating.
o	We made additional progress to de-lever, reducing net debt and total debt, while generating free cash flow.
o	We further expanded our Energy Transition efforts, recently completing investments in three companies focusing on sodium-based battery technology, emissions monitoring, and innovative ultra-capacitor solutions. We also made additional progress in our internal initiatives including fuel management, energy storage, hydrogen, and carbon capture.”

Outlook Summary for the Third Quarter of 2022

Nabors expects the following quarterly metrics:

U.S. Drilling

o	An increase in average Lower 48 rig count of 3 to 4 rigs over the second quarter average
o	Lower 48 adjusted gross margin per day of approximately $10,400 - $10,600
o	An additional rig and higher average dayrates in Alaska; Offshore in-line with second quarter levels

International

o	Rig count approximately in line with the second quarter average
o	Adjusted gross margin per day of approximately $14,400

Drilling Solutions

o	Adjusted EBITDA up by approximately 12% over the second quarter level

Rig Technologies

o	Adjusted EBITDA up by approximately $2 million over the second quarter level

Capital Expenditures

o	Capital expenditures between $110 million and $120 million
o	Capital expenditures for the full year 2022 of approximately $380 million

Adjusted Free Cash Flow

o	Free cash flow approximately breakeven
o	Free cash flow for the full year 2022 well above $100 million

Mr. Petrello concluded, “Nabors’ second quarter financial results, and our future outlook, demonstrate the value of the strategies we’ve implemented over the past several years. In particular, our development and successful deployment of a robust, industry-leading portfolio of advanced process automation, robotization, and digitalization solutions have driven demand across the Nabors spectrum, including rigs, apps, services, and equipment. Our clients increasingly realize value from this expanding suite, by driving their productivity higher.

“Looking ahead, with a constructive commodity price environment, we see significant potential for our portfolio across global markets. Our focus includes the third-party drilling rig market, which is fertile for the adoption of many of our technologies, and international expansion. In short, our prospects today are more favorable than they have been in many years. We are well positioned today to capitalize on this environment. We look forward to reporting our progress.”

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With presence in more than 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures.  The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Adjusted operating income (loss) represents income (loss) from continuing operations before income taxes, interest expense, investment income (loss), and other, net. Adjusted EBITDA is computed similarly, but also excludes depreciation and amortization expenses. In addition, adjusted EBITDA and adjusted operating income (loss) exclude certain cash expenses that the Company is obligated to make. Net debt is calculated as total debt minus the sum of cash, cash equivalents and short-term investments.

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets.  Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders.

Management believes that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including Adjusted EBITDA, adjusted operating income (loss), net debt, and adjusted free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors also use these measures as some of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.  Reconciliations of consolidated adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes, net debt to total debt, and adjusted free cash flow to net cash provided by operations, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release.

Investor Contacts:  William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via e-mail william.conroy@nabors.com, or Kara Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per share amounts)	2022	2021	2022	2022	2021
Revenues and other income:
Operating revenues	$630,943	$489,333	$568,539	$1,199,482	$949,844
Investment income (loss)	822	(62)	163	985	1,201
Total revenues and other income	631,765	489,271	568,702	1,200,467	951,045

Costs and other deductions:
Direct costs	403,797	312,466	372,712	776,509	603,120
General and administrative expenses	58,167	51,580	53,639	111,806	106,240
Research and engineering	10,941	7,965	11,678	22,619	15,432
Depreciation and amortization	162,015	174,775	164,359	326,374	352,051
Interest expense	42,899	41,714	46,910	89,809	84,689
Other, net	14,528	66,455	80,401	94,929	73,801
Total costs and other deductions	692,347	654,955	729,699	1,422,046	1,235,333

Income (loss) from continuing operations before income taxes	(60,582)	(165,684)	(160,997)	(221,579)	(284,288)
Income tax expense (benefit)	9,353	24,719	13,671	23,024	34,444

Income (loss) from continuing operations, net of tax	(69,935)	(190,403)	(174,668)	(244,603)	(318,732)
Income (loss) from discontinued operations, net of tax	-	8	-	-	27

Net income (loss)	(69,935)	(190,395)	(174,668)	(244,603)	(318,705)
Less: Net (income) loss attributable to noncontrolling interest	(12,982)	(5,614)	(9,828)	(22,810)	(14,390)
Net income (loss) attributable to Nabors	(82,917)	(196,009)	(184,496)	(267,413)	(333,095)
Less: Preferred stock dividend	-	-	-	-	(3,653)
Net income (loss) attributable to Nabors common shareholders	$(82,917)	$(196,009)	$(184,496)	$(267,413)	$(336,748)

Amounts attributable to Nabors common shareholders:
Net income (loss) from continuing operations	$(82,917)	$(196,017)	$(184,496)	$(267,413)	$(336,775)
Net income (loss) from discontinued operations	-	8	-	-	27
Net income (loss) attributable to Nabors common shareholders	$(82,917)	$(196,009)	$(184,496)	$(267,413)	$(336,748)

Earnings (losses) per share:
Basic from continuing operations	$(9.41)	$(26.59)	$(22.51)	$(31.34)	$(46.90)
Basic from discontinued operations	-	-	-	-	-
Total Basic	$(9.41)	$(26.59)	$(22.51)	$(31.34)	$(46.90)

Diluted from continuing operations	$(9.41)	$(26.59)	$(22.51)	$(31.34)	$(46.90)
Diluted from discontinued operations	-	-	-	-	-
Total Diluted	$(9.41)	$(26.59)	$(22.51)	$(31.34)	$(46.90)

Weighted-average number of common shares outstanding:
Basic	9,081	7,460	8,311	8,696	7,281
Diluted	9,081	7,460	8,311	8,696	7,281

Adjusted EBITDA	$158,038	$117,322	$130,510	$288,548	$225,052

Adjusted operating income (loss)	$(3,977)	$(57,453)	$(33,849)	$(37,826)	$(126,999)

1-1

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,
	2022	2022	2021

(In thousands)	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$417,978	$394,039	$991,488
Accounts receivable, net	278,112	297,209	287,572
Other current assets	227,290	236,820	222,749
Total current assets	923,380	928,068	1,501,809
Property, plant and equipment, net	3,186,849	3,261,574	3,348,498
Other long-term assets	690,754	667,524	675,057
Total assets	$4,800,983	$4,857,166	$5,525,364

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$-	$-	$-
Other current liabilities	524,058	513,445	525,228
Total current liabilities	524,058	513,445	525,228
Long-term debt	2,601,510	2,610,092	3,262,795
Other long-term liabilities	394,210	375,070	343,120
Total liabilities	3,519,778	3,498,607	4,131,143

Redeemable noncontrolling interest in subsidiary	680,403	677,829	675,283

Equity:
Shareholders' equity	453,200	543,616	590,656
Noncontrolling interest	147,602	137,114	128,282
Total equity	600,802	680,730	718,938
Total liabilities and equity	$4,800,983	$4,857,166	$5,525,364

1-2

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except rig activity)	2022	2021	2022	2022	2021
Operating revenues:
U.S. Drilling	$253,008	$161,606	$217,583	$470,591	$303,905
Canada Drilling	-	12,313	-	-	33,302
International Drilling	296,320	255,282	279,030	575,350	502,120
Drilling Solutions	55,879	39,111	54,182	110,061	74,817
Rig Technologies (1)	45,094	34,552	36,736	81,830	60,300
Other reconciling items (2)	(19,358)	(13,531)	(18,992)	(38,350)	(24,600)
Total operating revenues	$630,943	$489,333	$568,539	$1,199,482	$949,844

Adjusted EBITDA: (3)
U.S. Drilling	$87,371	$59,784	$74,265	$161,636	$118,570
Canada Drilling	(15)	3,008	(19)	(34)	12,667
International Drilling	82,446	71,322	71,248	153,694	133,933
Drilling Solutions	22,751	12,796	20,000	42,751	24,254
Rig Technologies (1)	3,364	2,035	(1,044)	2,320	1,502
Other reconciling items (4)	(37,879)	(31,623)	(33,940)	(71,819)	(65,873)
Total adjusted EBITDA	$158,038	$117,322	$130,510	$288,548	$225,052

Adjusted operating income (loss): (5)
U.S. Drilling	$8,288	$(20,869)	$(5,851)	$2,437	$(44,205)
Canada Drilling	(15)	(2,608)	(19)	(34)	1,299
International Drilling	4,605	(8,439)	(6,327)	(1,722)	(27,071)
Drilling Solutions	18,260	6,524	14,709	32,969	11,234
Rig Technologies (1)	2,127	(692)	(2,751)	(624)	(3,261)
Other reconciling items (4)	(37,242)	(31,369)	(33,610)	(70,852)	(64,995)
Total adjusted operating income (loss)	$(3,977)	$(57,453)	$(33,849)	$(37,826)	$(126,999)

Rig activity:
Average Rigs Working: (7)
Lower 48	89.3	63.5	83.4	86.3	59.9
Other US	7.1	5.7	6.9	7.0	5.0
U.S. Drilling	96.4	69.2	90.3	93.3	64.9
Canada Drilling	-	8.2	-	-	10.9
International Drilling	74.3	68.3	72.0	73.2	66.5
Total average rigs working	170.7	145.7	162.3	166.5	142.3

Daily Rig Revenue: (6),(8)
Lower 48	$25,566	$21,015	$23,030	$24,348	$21,314
Other US	70,181	78,215	72,089	71,116	80,624
U.S. Drilling (10)	28,852	25,694	26,781	27,856	25,890
Canada Drilling	-	16,512	-	-	16,813
International Drilling	43,808	41,102	43,065	43,445	41,704

Daily Adjusted Gross Margin: (6),(9)
Lower 48	$8,706	$7,017	$7,694	$8,220	$7,694
Other US	36,300	48,657	37,236	36,759	51,385
U.S. Drilling (10)	10,738	10,424	9,953	10,361	11,064
Canada Drilling	-	4,993	-	-	6,968
International Drilling	14,331	13,420	13,134	13,746	13,176

1-3

(1)	Includes our oilfield equipment manufacturing activities.

(2)	Represents the elimination of inter-segment transactions related to our Rig Technologies operating segment.

(3)	Adjusted EBITDA represents net income (loss) before income (loss) from discontinued operations, net of tax, income tax expense (benefit), investment income (loss), interest expense, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(4)	Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)	Adjusted operating income (loss) represents net income (loss) before income (losses) from discontinued operations, net of tax, income tax expense (benefit), investment income (loss), interest expense and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(6)	Rig revenue days represents the number of days the Company's rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned.

(7)	Average rigs working represents a measure of the average number of rigs operating during a given period. For example, one rig operating 45 days during a quarter represents approximately 0.5 average rigs working for the quarter. On an annual period, one rig operating 182.5 days represents approximately 0.5 average rigs working for the year. Average rigs working can also be calculated as rig revenue days during the period divided by the number of calendar days in the period.

(8)	Daily rig revenue represents operating revenue, divided by the total number of revenue days during the quarter.

(9)	Daily adjusted gross margin represents operating revenue less direct costs, divided by the total number of rig revenue days during the quarter.

(10)	The U.S. Drilling segment includes the Lower 48, Alaska, and Gulf of Mexico operating areas.

1-4

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEARSURES

RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended June 30, 2022
(In thousands)	U.S. Drilling	Canada Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$8,288	$(15)	$4,605	$18,260	$2,127	$(37,242)	$(3,977)
Depreciation and amortization	79,083	-	77,841	4,491	1,237	(637)	162,015
Adjusted EBITDA	$87,371	$(15)	$82,446	$22,751	$3,364	$(37,879)	$158,038

	Three Months Ended June 30, 2021
	U.S. Drilling	Canada Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$(20,869)	$(2,608)	$(8,439)	$6,524	$(692)	$(31,369)	$(57,453)
Depreciation and amortization	80,653	5,616	79,761	6,272	2,727	(254)	174,775
Adjusted EBITDA	$59,784	$3,008	$71,322	$12,796	$2,035	$(31,623)	$117,322

	Three Months Ended March 31, 2022
(In thousands)	U.S. Drilling	Canada Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$(5,851)	$(19)	$(6,327)	$14,709	$(2,751)	$(33,610)	$(33,849)
Depreciation and amortization	80,116	-	77,575	5,291	1,707	(330)	164,359
Adjusted EBITDA	$74,265	$(19)	$71,248	$20,000	$(1,044)	$(33,940)	$130,510

	Six Months Ended June 30, 2022
(In thousands)	U.S. Drilling	Canada Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$2,437	$(34)	$(1,722)	$32,969	$(624)	$(70,852)	$(37,826)
Depreciation and amortization	159,199	-	155,416	9,782	2,944	(967)	326,374
Adjusted EBITDA	$161,636	$(34)	$153,694	$42,751	$2,320	$(71,819)	$288,548

	Six Months Ended June 30, 2021
	U.S. Drilling	Canada Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$(44,205)	$1,299	$(27,071)	$11,234	$(3,261)	$(64,995)	$(126,999)
Depreciation and amortization	162,775	11,368	161,004	13,020	4,763	(878)	352,051
Adjusted EBITDA	$118,570	$12,667	$133,933	$24,254	$1,502	$(65,873)	$225,052

Adjusted EBITDA by segment represents adjusted income (loss) plus depreciation and amortization.

1-5

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEARSURES

RECONCILIATION OF ADJUSTED GROSS MARGIN BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2022	2021	2022	2022	2021
Lower 48 - U.S. Drilling
Adjusted operating income (loss)	$(937)	$(31,721)	$(14,596)	$(15,533)	$(62,743)
Plus: General and administrative costs	4,740	4,396	4,445	9,185	8,676
Plus: Research and engineering	1,611	732	1,638	3,250	1,375
GAAP Gross Margin	5,414	(26,593)	(8,513)	(3,098)	(52,692)
Plus: Depreciation and amortization	65,312	67,119	66,245	131,556	136,040
Adjusted gross margin	$70,726	$40,526	$57,732	$128,458	$83,348

Other - U.S. Drilling
Adjusted operating income (loss)	$9,225	$10,852	$8,745	$17,970	$18,538
Plus: General and administrative costs	307	550	383	691	1,076
Plus: Research and engineering	139	100	132	270	183
GAAP Gross Margin	9,671	11,502	9,260	18,931	19,797
Plus: Depreciation and amortization	13,771	13,534	13,873	27,644	26,734
Adjusted gross margin	$23,442	$25,036	$23,133	$46,575	$46,531

U.S. Drilling
Adjusted operating income (loss)	$8,288	$(20,869)	$(5,851)	$2,437	$(44,205)
Plus: General and administrative costs	5,047	4,946	4,828	9,876	9,752
Plus: Research and engineering	1,750	832	1,770	3,520	1,558
GAAP Gross Margin	15,085	(15,091)	747	15,833	(32,895)
Plus: Depreciation and amortization	79,083	80,653	80,118	159,200	162,774
Adjusted gross margin	$94,168	$65,562	$80,865	$175,033	$129,879

Canada Drilling
Adjusted operating income (loss)	$(15)	$(2,608)	$(19)	$(34)	$1,299
Plus: General and administrative costs	15	681	18	33	1,048
Plus: Research and engineering	-	33	-	-	85
GAAP Gross Margin	-	(1,894)	(1)	(1)	2,432
Plus: Depreciation and amortization	-	5,617	2	2	11,369
Adjusted gross margin	$-	$3,723	$1	$1	$13,801

International Drilling
Adjusted operating income (loss)	$4,605	$(8,439)	$(6,327)	$(1,722)	$(27,071)
Plus: General and administrative costs	13,056	10,621	12,483	25,539	22,027
Plus: Research and engineering	1,433	1,406	1,369	2,802	2,682
GAAP Gross Margin	19,094	3,588	7,525	26,619	(2,362)
Plus: Depreciation and amortization	77,842	79,761	77,574	155,416	161,005
Adjusted gross margin	$96,936	$83,349	$85,099	$182,035	$158,643

Adjusted gross margin by segment represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization.

1-6

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO NET INCOME (LOSS)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2022	2021	2022	2022	2021
Net income (loss)	$(69,935)	$(190,395)	$(174,668)	$(244,603)	$(318,705)
(Income) loss from discontinued operations, net of tax	-	(8)	-	-	(27)
Income (loss) from continuing operations, net of tax	(69,935)	(190,403)	(174,668)	(244,603)	(318,732)
Income tax expense (benefit)	9,353	24,719	13,671	23,024	34,444
Income (loss) from continuing operations before income taxes	(60,582)	(165,684)	(160,997)	(221,579)	(284,288)
Investment (income) loss	(822)	62	(163)	(985)	(1,201)
Interest expense	42,899	41,714	46,910	89,809	84,689
Other, net	14,528	66,455	80,401	94,929	73,801
Adjusted operating income (loss) (1)	(3,977)	(57,453)	(33,849)	(37,826)	(126,999)
Depreciation and amortization	162,015	174,775	164,359	326,374	352,051
Adjusted EBITDA (2)	$158,038	$117,322	$130,510	$288,548	$225,052

(1) Adjusted operating income (loss) represents net income (loss) before income (losses) from discontinued operations, net of tax, income tax expense (benefit), investment income (loss), interest expense,  and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

(2) Adjusted EBITDA represents net income (loss) before income (loss) from discontinued operations, net of tax, income tax expense (benefit), investment income (loss), interest expense, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.

1-7

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

	June 30,	March 31,	December 31,
	2022	2022	2021

(In thousands)	(Unaudited)
Current portion of debt	$-	$-	$-
Long-term debt	2,601,510	2,610,092	3,262,795
Total Debt	2,601,510	2,610,092	3,262,795
Less: Cash and short-term investments	417,978	394,039	991,488
Net Debt	$2,183,532	$2,216,053	$2,271,307

1-8

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED FREE CASH FLOW TO
NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	March 31,	June 30,
(In thousands)	2022	2022	2022
Net cash provided by operating activities	$120,796	$41,354	$162,150
Capital expenditures	(76,632)	(84,258)	(160,890)
Proceeds from sales of assets	12,760	3,671	16,431
Adjusted free cash flow	$56,924	$(39,233)	$17,691

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets. Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or to return to shareholders through dividend payments or share repurchases.  Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures.  Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

1-9